FORBEARANCE AGREEMENT

This Forbearance Agreement ("Agreement") is made and entered into on May 3, 2023 ("Agreement Date"), by and between Ilustrato Pictures International, Inc., a Nevada corporation ("Borrower"), and Discover Growth Fund, LLC, a U.S. Virgin Islands limited liability company ("Lender").

Recitals

A.                 Borrower issued that certain Ilustrato Pictures International, Inc. 12% Convertible Redeemable Secured Promissory Note Due February 4, 2023 (the "Note") to Lender on February 4, 2022, which is incorporated herein by reference.

B.                 The Note is secured by, among other things, a Security Agreement and Pledge Agreement of even date therewith. Lender currently holds a valid, perfected, first-position security interest on all of Borrower's assets.

C.                 Lender paid $1,750,000.00 in cash to Borrower by wire transfer of immediately available funds on February 9, 2022. Lender at all times fully and completely complied with all of its obligations under the Note and related transaction documents and all other agreements between Borrower and Lender.

D.                 Borrower defaulted on the Note by, among other things, failing to pay the principal and interest due under the Note on February 4, 2023. The indebtedness evidenced by the Note is due and payable in full, in the current sum of$2,307,200.00, and Lender has the right to collect the debt and exercise all legal rights and remedies as a first-position secured Lender. Borrower has no right of offset, no claims of any kind against Lender, and no valid defenses to foreclosure of the Note.

E.                     As an accommodation to Borrower and in order to help facilitate implementation of Borrower's business plans, and in exchange for the indemnity as provided herein, Lender is willing to forbear from foreclosing on the Note as requested by Borrower, provided the payments set forth below are timely made.

Agreement

In consideration of the premises, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower and Lender agree as follows:

I.                   Recitals. The Recitals contained above are incorporated by reference as if fully set forth herein. Borrower hereby agrees, represents and warrants to Lender that each of the Recitals is true, correct and accurate in all respects.

II.                 Payments. Notwithstanding any other provision of any agreement, Borrower shall make minimum loan payments to Lender in the amount of$450,000.00 per month commencing on May_30th, 2023 and on the 5th day of each month thereafter, time being of the essence, until the Note is paid in full. Payments will be applied as set forth in the Note.

III.	Forbearance.

A.                 Provided that, and only for so long as, Borrower timely makes the payments required by the preceding paragraph, subject to the terms and conditions set forth herein, Lender will forbear from exercising any default-related rights and remedies against the Borrower for a limited period of time in accordance with this Agreement. The forgoing shall not constitute a novation, or waiver of any rights or remedies should Borrower fail to timely make all such payments, all of which are expressly reserved.

B.                 Should Borrower fail to make any payment for any reason whatsoever, the agreement of Lender hereunder to forbear from exercising any default-related rights and remedies shall immediately terminate without the requirement of any demand, presentment, protest, or notice of any kind, all of which Borrower waives. Lender may at any time thereafter proceed to exercise any and all of its rights and remedies under any or all of the loan documents and applicable law, including, without limitation, its rights and remedies with respect to Borrower's failure to pay the Note in full and any other default or event of default that is continuing at such time. Without limiting the generality of the foregoing, upon any failure to pay, without the requirement of any demand, presentment, protest, or notice of any kind, Lender may foreclose on any or all Collateral, including without limitation all of Borrower's assets, commence any legal or other action to collect any or all of the Obligations from any person, and take any other enforcement action or otherwise exercise any or all rights and remedies provided for by any or all of the loan documents or applicable law, including without limitation Article 9 of the Uniform Commercial Code, all of which rights and remedies are fully reserved by Lender.

C.                 Any agreement to extend the Forbearance Period, if any, must be set forth in writing and manually executed by a duly authorized signatory of Lender. Borrower acknowledges that Lender has not made any assurances concerning any possibility of an extension of the forbearance period, and has stated it will not agree to extend the period for any reason.

IV.                General Release of Lender. Borrower, on behalf of itself and on behalf of each of its predecessors, successors, parents, subsidiaries, shareholders, and affiliated and/or related companies, and each of its respective present and former officers, directors, shareholders, employees, representatives, business entities, executors, administrators, conservators, trustees, estates, assignors and assignees (collectively, the "Releasing Parties”) hereby knowingly and voluntarily fully and forever absolutely and irrevocably waive, release and discharge Lender, its Affiliates, predecessors, successors, parents, subsidiaries, sister companies, and affiliated and/or related companies and entities, and each of their respective present and former officers, directors, shareholders, partners, members, employees, representatives, agents, attorneys, advisors, business entities, executors, administrators, conservators, assignors and assignees and all parties acting through, under or in concert with them, and each of them, in their individual and representative capacities (collectively, the "Released Parties") from any and all claims, charges, complaints, grievances, demands, liens, actions, suits, causes of action, obligations, controversies, debts, costs, indemnity, attorneys' fees, expenses, damages, judgments, orders, and liabilities of whatever kind and/or nature in law, equity or otherwise, whether now known or

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unknown, suspected or unsuspected, which have existed or may have existed, or which do exist or which hereafter can, shall or may exist as of the date this Agreement is executed, including without limitation any that are based upon, connected with, or otherwise arising out of or in any way relating to any Transaction Documents, the resale of Conversion Shares or any shares of Common Stock by Lender or its Affiliates, any application of state or federal securities laws, rules or regulations, any requirement that any of the Released Parties was or is required to register as a dealer under federal securities laws, and all matters related thereto (collectively, the "Released Claims"), to the maximum extent permitted by applicable law. The Releasing Parties, and each of them, expressly waive and relinquish, to the fullest extent permitted by law, the provisions, rights and benefits conferred by any law which would limit the scope of the release provided above. The Releasing Parties acknowledge that they or any of them may hereafter Lender facts in addition to or different from those which they now know to be true with respect to the subject matters of the claims released herein, but hereby stipulate and agree that they have fully, finally, and forever settled and released any and all such claims, whether known or unknown, suspected or unsuspected, contingent or non-contingent, concealed or hidden, which now exist or heretofore existed upon any theory of law or equity now existing or coming into existence in the future, without regard to discovery or existence of such different or additional facts. ·

V.                 Indemnification of Lender. Borrower will, to the maximum extent permitted by applicable law, indemnify, defend, and hold harmless Lender, its Affiliates, any person who owns or controls Lender within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act (collectively, "Lender Parties" and each a "Lender Party"), and each of their officers, directors, managers, members, shareholders, partners, employees, representatives, advisors, agents and attorneys, from any and all losses, liabilities, obligations, claims, contingencies, damages, reasonable costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys' fees and costs of defense, investigation and preparation (collectively, "Losses") that any Lender Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by Borrower in this Agreement or in the other Transaction Documents, (b) any action by Borrower or a creditor or stockholder of Borrower who is not an Affiliate of an Lender Party, or (c) any threatened, pending or completed action, suit, hearing, trial, investigation, proceeding or arbitration, whether civil, criminal or administrative, and whether formal or informal, based upon, connected with, or otherwise arising out of or in any way relating to any Transaction Documents, the resale of Conversion Shares or any shares of Common Stock by any Lender Party, the application of any state or federal securities laws, rules, or regulations to any Lender Party, or any actual or claimed requirement that any Lender Party was or is required to register as a dealer under federal securities laws, and all matters related thereto. Borrower shall promptly pay as incurred the reasonable fees, costs and expenses directly to any attorney or expert engaged by the Lender Parties. In no event will Borrower be liable for fees for more than one firm of attorneys (plus local counsel as applicable) to represent all Lender Parties. Each of the Lender Parties is an intended third-party beneficiary of this Agreement.

VI.	Representations and Warranties.

A.                     Representations and Warranties by Borrower. Borrower hereby represents and warrants to, and as applicable covenants with, Lender as of the Agreement Date:

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1.                  Approval. The Board of Directors, Chief Executive Officer, Chief Financial Officer, attorneys and advisors of Borrower have carefully read and reviewed this Agreement, and they find it to be in the best interests of Borrower and its stockholders. The Board of Directors has unanimously approved this Agreement and authorized Borrower to enter into this Agreement.

2.                 Organization and Qualification. Borrower is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of Nevada, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Borrower is not in violation or default of any of the provisions of its certificate of incorporation or bylaws, except as would not reasonably be expected to result in a material adverse effect on Borrower.

3.                 Authorization; Enforcement. Borrower has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement has been duly authorized by all necessary action on the part of Borrower and no further consent or action is required by Borrower. This Agreement constitutes the valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except (a) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (c) insofar as indemnification and contribution provisions may be limited by applicable law.

4.                 No Conflicts. The execution, delivery and performance of this Agreement by Borrower does not and will not (a) conflict with or violate any provision of Borrower's certificate or articles of incorporation or bylaws, (b) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien upon any of the properties or assets of Borrower, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other instrument (evidencing Borrower debt or otherwise) or other understanding to which Borrower is a party or by which any property or asset of Borrower is bound or affected, (c) conflict with or result in a violation of any material law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which Borrower is subject (including U.S. federal and state securities laws and regulations), or by which any material property or asset of Borrower or a Subsidiary is bound or affected, or (d) conflict with or violate the terms of any material agreement by which Borrower is bound or to which any property or asset of Borrower bound or affected; except in the case of each of clauses (b), (c) and (d), such as would not reasonably be expected to result in a material adverse effect on Borrower.

5.                 Filings, Consents and Approvals. Borrower is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by Borrower of this Agreement, other than required federal and state securities filings and such filings and approvals as are required to be made or obtained under the applicable Trading Market rules in connection with the transactions contemplated hereby, each of which has been, or if not yet required to be filed will be, timely filed.

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B.                 Representations and Warranties by Lender. Lender hereby represents and warrants to Borrower as of the Closing as follows:

1.       Organization; Authority. Lender is an entity validly existing and in good standing under the laws of the jurisdiction of its organization with full right, company power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution, delivery and performance by Lender of the transactions contemplated by this Agreement have been duly authorized by all necessary company or similar action on the part of Lender. This Agreement constitutes the valid and legally binding obligation of Lender, enforceable against it in accordance with its terms, except (a) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (c) insofar as indemnification and contribution provisions may be limited by applicable law.

VII.	General Provisions.

A.                 Definitions. The parties acknowledge the accuracy of the Recitals set forth above, which are incorporated herein by reference. In addition to the terms defined elsewhere in this Agreement, capitalized terms that are not otherwise defined have the meanings set forth in the Certificate, the Notes, the Agreements and the related Transaction Documents (as defined in the Agreements).

B.                  Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by Borrower and Lender or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement will be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor will any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

C.                Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement will not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, will incorporate such substitute provision in this Agreement.

D.                 Governing Law. All matters between the parties, including without limitation questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents will be governed by and construed and enforced in accordance with the laws of the U.S. Virgin Islands, without regard to the principles of conflicts of law that would require or permit the application of the laws of any other jurisdiction, except for corporation law matters applicable

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to Borrower which will be governed by the corporate law of its jurisdiction of formation. The parties hereby waive all rights to a trial by jury. In any action, arbitration or proceeding, including appeal, arising out of or relating to any of the Transaction Documents or otherwise involving the parties, the prevailing party will be awarded its reasonable attorneys' fees and other costs and expenses reasonably incurred in connection with the investigation, preparation, prosecution or defense of such action or proceeding.

E.         Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and will not be deemed to limit or affect any of the provisions hereof.

F.          Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise this Agreement and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party will not be employed in the interpretation of this Agreement or any amendments hereto. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

G.          Further Assurances. Each party will take all further actions and execute all further documents as may be reasonably necessary to implement the provisions and carry out the intent of this Agreement fully and effectively.

H.           Ratification. Except as expressly provided herein, the Note and all related transaction documents are hereby ratified and affirmed in all respects, and remain in full force and effect. Except as expressly provided herein, the execution of this Agreement shall not operate as a waiver of any right, power or remedy of Lender, constitute a waiver of any provision of any of the Note or any transaction document or serve to effect a novation of the obligations under the Note. All of the obligations of Borrower under this Agreement will constitute secured obligations of Borrower under all the Note. Except as expressly provided herein, the Note. and all transaction documents between Borrower and Lender shall continue in full force and effect and nothing herein shall act as a waiver of any of Lender's rights under any of the foregoing, or serve to effect a novation of the obligations thereunder.

I.            No Waiver. No failure or delay on Lender's part in exercising any right, power or privilege under any of the loan documents, this Agreement or the Guaranty provided below, or any other document made to or with Lender in connection with the loan shall operate as a waiver of any such privilege, power or right or shall be deemed to constitute Lender's acquiescence in any default by Borrower or Guarantor under any of said documents. The rights and remedies provided in the loan documents and the Guaranty are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

J.          Execution. This Agreement may be executed in two or more counterparts, all of which when taken together will be considered one and the same agreement and will become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by portable document format, facsimile or electronic transmission, such signature will create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

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K.          Entire Agreement. This Agreement contains the entire agreement and understanding of the parties, and supersedes all prior and contemporaneous agreements, term sheets, letters, discussions, communications and understandings, both oral and written, which the parties acknowledge have been merged into this Agreement. No party, representative, advisor, attorney or agent has relied upon any collateral contract, agreement, assurance, promise, understanding, statement or representation not expressly set forth herein or in the Note or Transaction Documents. The parties hereby absolutely, unconditionally and irrevocably waive all rights and remedies, at law and in equity, directly or indirectly arising out of or relating to, or which may arise as a result of, any Person's reliance on any such statement or assurance.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories on the Agreement Date.

Borrower:

ILUSTRATO PICTURES INTERNATIONAL, INC.

By: /s/ Nicolas Link

Name: Nicolas Link

Title: CEO

Lender:

DISCOVER GROWTH FUND, LLC

By: /s/ John A Burks

Name: John A Burks

Title: CEO

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